UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Teppco Partners, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1100 Louisiana Street
13th Floor
Houston, TX 77002

SUPPLEMENTAL PROXY MATERIALS
Special Meeting of Unitholders
to be held on October 26, 2006

October 5, 2006

This document supplements, and should be read together with, the definitive proxy statement of TEPPCO Partners, L.P., dated September 5, 2006 and filed with the SEC on September 11, 2006, relating to the special meeting of unitholders to be held on October 26, 2006.  At the meeting, our unitholders will consider and vote on several proposals to amend and restate our partnership agreement, among other things, to reduce our general partner’s maximum percentage interest in our quarterly distributions from 50% to 25% in exchange for units in our partnership, as well as proposals to approve a long-term incentive plan and a unit purchase plan.

The purpose of this supplement is to provide to our unitholders an update regarding certain developments that have occurred since the mailing of the definitive proxy statement.  This supplement is being mailed to all unitholders entitled to vote at the special meeting.

Your vote is very important, regardless of the number of units that you own.  If you have not yet voted, you can vote by mail, telephone or over the Internet.  Units held in “street name” through a broker or other nominee will not be voted without your specific voting instructions.  You do not need to take any action if you have already voted.  If you have voted and wish to change your vote, you may do so by following the procedures described in the proxy statement under the heading “The Special Meeting — Revocation of Proxies.”

If you would like another copy of the definitive proxy statement or a proxy card, you may obtain one free of charge by calling our proxy solicitor, Georgeson Inc., toll free at (866) 767-8980 (banks and brokers, please call Georgeson Inc. at (212) 440-9800) or by calling our Investor Relations Department at (800) 659-0059. In addition, the definitive proxy statement and related materials have been filed with the Securities and Exchange Commission under cover of Schedule 14A and are available free of charge on our website at www.teppco.com.

RECENT DEVELOPMENTS

On September 18, 2006, Peter Brinckerhoff, a purported unitholder of our partnership, filed a complaint in the Court of Chancery of New Castle County in the State of Delaware, in his individual capacity, as a putative class action on behalf of our other unitholders, and derivatively on behalf of us, concerning proposals made to our unitholders in our definitive proxy statement dated September 5, 2006 and other transactions involving us and Enterprise Products Partners L.P. or its affiliates.  The complaint names as defendants Texas Eastern Products Pipeline Company, LLC, which is our general partner; the board of directors of our general partner (which we refer to as our board of directors); the parent companies of our general partner, including EPCO, Inc.; Enterprise Products Partners L.P. and certain of its affiliates; and Dan L. Duncan.  We are named as a nominal defendant.  Mr. Duncan and his affiliates, including EPCO Inc. and Dan Duncan LLC, privately held companies controlled by him, control us, our general partner and Enterprise Products Partners L.P. and the affiliate companies named as defendants.  References in this supplemental proxy material to affiliates of Enterprise Products Partners L.P. do not include our general partner, us or our subsidiaries.

The complaint alleges, among other things, that certain of the transactions proposed in the proxy statement, including a proposal to reduce our general partner’s maximum percentage interest in our distributions in exchange for our units (the “Issuance Proposal”), are unfair to our unitholders and constitute a breach by the defendants of fiduciary duties owed to our unitholders and that the proxy statement fails to provide our unitholders with all material facts necessary for them to make an informed decision whether to vote in favor of or against the proposals.  The complaint further alleges that, since Mr. Duncan acquired control of our general partner in 2005, the defendants, in breach of their fiduciary duties to us and our unitholders, have caused us to enter into certain transactions with Enterprise Products Partners L.P. or its affiliates that are unfair to us or otherwise unfairly favored Enterprise Products Partners L.P. or its affiliates over us.  These transactions are alleged to include the joint venture to further expand the Jonah gathering system entered into by us and an Enterprise Products Partners L.P. affiliate in August 2006, the sale by us to an Enterprise Products Partners L.P. affiliate of the Pioneer gas processing plant in March 2006 and the impending divestiture of our interest in Mont Belvieu Storage Partners, L.P. in connection with an investigation by the Federal Trade Commission.

As more fully described in the proxy statement, the Audit and Conflicts Committee of our board of directors recommended the Issuance Proposal for approval by our board of directors.  The complaint alleges that Richard S. Snell, Michael B. Bracy and Murray H. Hutchison, constituting the three members of the Audit and Conflicts Committee, cannot be considered independent because of their alleged ownership of securities in Enterprise Products Partners L.P. and its affiliates and their relationships with Mr. Duncan.  Mr. Snell owns 4,557 Enterprise Products Partners L.P. common units, options to purchase 40,000 Enterprise Products Partners L.P. common units and, with his wife as tenants in common, 7,500 common units of Enterprise GP Holdings L.P., which owns the general partner of Enterprise Products Partners L.P.  Mr. Snell is the trustee of family trusts that own a total of 6,000 Enterprise Products Partners L.P. common units and 200 Enterprise GP Holdings common units.  Mr. Snell’s wife owns 1,100 Enterprise Products Partners L.P. common units.  Mr. Snell disclaims beneficial ownership of the units owned by the family trusts and by his wife.  Since May 2000, Mr. Snell has been a partner with the law firm of Thompson & Knight LLP in Houston, Texas, which has from time to time provided, and may in the future provide, legal services for Enterprise Products Partners L.P. and its affiliates, including Mr. Duncan.  For the three year period ended December 31, 2005, Mr. Duncan paid an aggregate of approximately $51,000 to Thompson & Knight for legal services.  Neither Mr. Bracy nor Mr. Hutchison own units of Enterprise Products Partners L.P. or Enterprise GP Holdings, Mr. Bracy having sold 9,050 Enterprise Products Partners L.P. common units in May 2005 and his remaining 11,441 Enterprise Products Partners L.P. common units in October 2005.

The complaint seeks relief (i) requiring us to issue a proxy statement that corrects the alleged misstatements and omissions in the proxy statement; (ii) enjoining the October 26, 2006 meeting of unitholders provided for in the proxy statement; (iii) rescinding transactions in the complaint that have been consummated or awarding rescissory damages in respect thereof; (iv) awarding damages for profits and special benefits allegedly obtained by defendants as a result of the alleged wrongdoings in the complaint; and (v) awarding plaintiff costs of the action, including fees and expenses of his attorneys and experts.

On September 22, 2006, the plaintiff in the action filed a motion to expedite the proceedings, requesting the Court to schedule a hearing on plaintiff’s motion for a preliminary injunction to enjoin the defendants from proceeding with the October 26, 2006 special meeting of unitholders.  On September 26, 2006, the defendants advised the Court that we would provide to our unitholders specified supplemental disclosures, which are included in the description above.  In light of the foregoing, we believe that the plaintiff’s motion requesting the Court to schedule a hearing to consider his motion to enjoin the special meeting is moot.

On October 5, 2006 we filed with the SEC a current report on Form 8-K describing the Brinckerhoff matter and including the full text of the complaint as an exhibit.  The description above is qualified in its entirety by reference to the complaint, which is available on the SEC’s website (www.sec.gov) and our website (www.teppco.com).